UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2013

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20086	41-0760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota  55439

(Address of Principal Executive Offices)

(Zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Issuance of 7.625% Second Lien Senior Secured Notes due 2020

On February 12, 2013, Universal Hospital Services, Inc., a Delaware corporation  (the “Company”) issued $220,000,000 in aggregate principal amount of 7.625% Second Lien Senior Secured Notes due 2020 (the “New Notes”), which mature on August 15, 2020, as “additional notes” pursuant to an indenture (the “Indenture”), dated as of August 7, 2012, among the Company, the guarantor party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Prior to the issuance of the New Notes, $425,000,000 aggregate principal amount of 7.625% Second Lien Senior Secured Notes due 2020 were outstanding. The Indenture provides that the New Notes are second lien senior secured obligations of the Company and are fully and unconditionally guaranteed on a second lien senior secured by the Company’s existing and certain of its future wholly-owned domestic subsidiaries.

The Company will use the net proceeds from the sale of the New Notes (i) to fund the repurchase, redemption or repayment of all of its outstanding second lien senior secured floating rate notes due 2015, (ii) to pay fees and expenses relating to the offering and (iii) for general corporate purposes. A copy of the press release related to the issuance of the New Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A copy of the Indenture is hereby incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2012 (File Number 000-20086).

Interest will be payable, entirely in cash, semiannually, in arrears, on February 15 and August 15 of each year, beginning on February 15, 2013. Interest on the new notes will accrue from August 7, 2012.

The Company may redeem some or all of the New Notes at the redemption prices set forth in the Indenture.  If the Company sells certain assets or undergoes certain kinds of changes of control, it must offer to repurchase the New Notes.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt; (ii) pay dividends or make other distributions; (iii) redeem stock; (iv) issue stock of subsidiaries; (v) make certain investments; (vi) create liens; (vii) enter into transactions with affiliates; and (viii) merge, consolidate or transfer all or substantially all of its assets. These covenants are subject to important exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding New Notes to be due and payable immediately.

Registration Rights Agreement

On February 12, 2013, in connection with the issuance of the New Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Wells Fargo Securities, LLC and PNC Capital Markets LLC as the initial purchasers of the New Notes.  The Registration Rights Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Subject to the terms of the Registration Rights Agreement, among other things, the Company will file a registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to notes (the “Exchange Notes”) having identical terms in all material respects as the Notes, except that the Exchange Notes will be registered under the Securities Act. The Registration Rights Agreement requires the Company to use commercially reasonable efforts to (i) exchange the privately placed New Notes for publicly registered exchange notes with substantially identical terms and (ii) use commercially reasonable efforts to cause the registration statement to become effective within 210 days (270 days if reviewed by the SEC) of the issue date of the New Notes. If the Company fails to meet these requirements, holders of the New Notes will be entitled to the payment of additional interest. In certain limited circumstances, the Company will be required to file a shelf registration statement to cover resales of the New Notes by holders thereof.

The foregoing summaries do not purport to be complete and are qualified in their entireties by reference to the Indenture and the Registration Rights Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above under the heading “Issuance of 7.625% Second Lien Senior Secured Notes due 2020” is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1

Registration Rights Agreement, dated February 12, 2013, by and among the Company, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Wells Fargo Securities, LLC and PNC Capital Markets LLC and the guarantor party thereto.

99.1	Press release of the Company, dated February 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Hospital Services, Inc.

By:	/s/ Rex T. Clevenger
Rex T. Clevenger
Executive Vice President and Chief Financial Officer

Date: February 12, 2013

Exhibit Index

Exhibit No.	Description

4.1

Registration Rights Agreement, dated February 12, 2013, by and among the Company, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Wells Fargo Securities, LLC and PNC Capital Markets LLC and the guarantor party thereto.

99.1	Press release of the Company, dated February 12, 2013.